Exhibit 5.1

Snell & Wilmer L.L.P.

1700 S. Pavilion Center Drive, Suite 700

Las Vegas, NV 89135

TELEPHONE: 702.784.5200

FACSIMILE: 702.784.5252

August 10, 2026

Ondas Inc.

222 Lakeview Avenue,

Suite 800,

West Palm Beach, FL 33401

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special Nevada counsel to Ondas Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 on the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to (i) the registration and sale by the Company of an aggregate of 20,000,000 shares (the “Plan Shares”) of common stock, par value $0.0001 per share, of the Company (the "Common Stock"), to be issued pursuant to awards (the “Plan Awards”) to be granted under the Ondas Inc. 2026 Inducement Plan (the “Plan”), (ii) the registration and sale by the Company of an aggregate of 2,000,000 shares (the "Dzyne Inducement Shares") of Common Stock, to be issued pursuant to awards (the "Dzyne Inducement Awards") granted to employees of DZYNE Technologies, LLC, a Delaware limited liability company ("Dzyne"), as an inducement to employment with the Company pursuant to Nasdaq Listing Rule 5635(c)(4), issued pursuant to that certain Unit Purchase Agreement, dated July 2, 2026 (the “Dzyne Agreement”), by and among the Company, High Point UAS, LLC, a Delaware limited liability company, Highlander Partners Defense, LLC, a Delaware limited liability company, DZYNE Management Holdings, LLC, a Delaware limited liability company, High Flight Corporation, a Delaware corporation, and Highlander Partners Defense, LLC, in its capacity as the Sellers Representative (as defined in the Dzyne Agreement), and (iii) the registration and sale by the Company of an aggregate of 2,891,593 shares (the "Cyberhawk Inducement Shares," together with the Plan Shares and Dzyne Inducement Shares, the "Shares") of Common Stock, to be issued pursuant to awards (the "Cyberhawk Inducement Awards," together with the Plan Awards and Dzyne Inducement Awards, the "Awards") granted to employees of Cyberhawk Holdings Limited, a private company limited by shares incorporated in England and Wales ("Cyberhawk"), as an inducement to employment with the Company pursuant to Nasdaq Listing Rule 5635(c)(4), issued pursuant to that certain Share Purchase Agreement, dated June 17, 2026 (the "Cyberhawk Agreement," together with the Dzyne Agreement, the "Agreements"), by and among the Company, the sellers of Cyberhawk as set forth on Schedule 1 therein, and Christopher Fleming, or such other person appointed from time to time in accordance with the Cyberhawk Agreement, solely in his capacity as the representative and agent of the sellers with the powers set forth in the Cyberhawk Agreement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have relied upon and examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”): (i) the Registration Statement and exhibits thereto; (ii) the Amended and Restated Articles of Incorporation of the Company, as amended, as currently in effect, certified as of the date hereof by an officer of the Company; (iii) the Amended and Restated Bylaws of the Company as currently in effect, certified as of the date hereof by an officer of the Company; (iv) the Certificate of Existence with Status in Good Standing, certified by the Secretary of State of the State of Nevada, dated as of a recent date; (v)

Ondas Inc.

August 10, 2026

the Resolutions adopted by the compensation committee of the board of directors of the Company (the “Board”) and the Board relating to the approval of the Awards and the Registration Statement and the authorization of the issuance and registration of the Shares pursuant to the Awards, certified as of the date hereof by an officer of the Company; (vi) a specimen of the current form of stock certificate representing shares of the Company’s Common Stock, certified as of the date hereof by an officer of the Company; (vii) a certificate executed by an officer of the Company, dated August 10, 2026; and (viii) such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion set forth below.

In expressing the opinion set forth below, we have assumed the following:

A.	Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

B.

All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the issuance of the Shares has been duly authorized, and that when the Shares are issued and delivered by the Company upon full payment for the Shares in accordance with the terms of each of the Awards and the Agreements, such Shares will be validly issued, fully paid and nonassessable shares of Common Stock.

We render this opinion only with respect to the general corporate law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes. We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.